UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 8, 2017

THESTREET, INC.

(Exact name of registrant as specified in charter)

Delaware	000-25779	06-1515824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 15th Floor

New York, New York 10005

(Address of Principal Executive Offices) (Zip Code)

(212) 321-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exchange and Financing Transactions

On November 10, 2017, TheStreet, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with TCV VI, L.P., a Delaware limited partnership (“TCV VI”), and TCV Member Fund, L.P., a Cayman Islands exempted limited partnership (“TCV Member Fund” and, together with TCV VI, the “TCV Holders”), which provided for, among other things, the exchange by the TCV Holders of all shares of Series B Preferred Stock of the Company held by them for an aggregate of (i) 6,000,000 shares of newly issued common stock, par value $0.01 per share of the Company (“Common Stock”) and (ii) cash consideration in the amount of $20,000,000 (the “Exchange Transaction”). The Exchange Transaction closed on November 10, 2017. The retirement of the Series B Preferred Stock removes, among other rights of the TCV Holders and restrictions on the Company, a $55 million liquidation preference previously held by TCV.

On November 10, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 180 Degree Capital Corp. and (“180 Degree Capital”) and TheStreet SPV Series, a limited liability company series of 180 Degree Capital Management, LLC (the “Investors”), pursuant to which the Company agreed to issue and sell an aggregate of 7,136,363 shares of Common Stock to the Investors at a purchase price of $1.10 per share, for aggregate gross proceeds of $7,849,999 (the “Financing Transaction”). The closing bid price of the Company’s Common Stock as reported by NASDAQ on November 9, 2017, was $0.92 per share, and the Financing Transaction closed on November 10, 2017.

The Common Stock issued in the Exchange Transaction and the Financing Transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the Exchange and Financing Transaction, the Company agreed to register the shares for resale and the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission within 90 days of the closing. The TCV Holders and the Investors received additional registration rights as set forth in the transaction documents filed as exhibits to the Form 8-K.

The above description of the materials terms of the Exchange Transaction and the Financing Transaction are qualified in their entirety by reference to the Exchange Agreement, the Purchase Agreement and a Registration Rights Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively.

Amended and Restated Employment Agreement

On November 8, 2017, the Company and James Cramer entered into an amended and restated employment agreement with a new four-year term commencing January 1, 2018 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Cramer will author articles for the Company’s publications, provide online video content for the Company’s websites, participate in events and provide reasonable promotional and other services, subject to his personal and professional availability, effective January 1, 2018 through December 31, 2021.

In consideration for providing these services, Mr. Cramer will receive a royalty based on the total net revenues of the Company’s consumer subscription products as well as revenues from investor and conference programs, presentations or events offered by the Company in which Mr. Cramer is advertised or serves as a presenter, speaker, participant or panelist. The annual minimum royalty shall not be less than $2.0 million and effective January 1, 2018, the Company will pay Mr. Cramer a monthly draw against the annual royalty payment equal to $2.5 million. At the end of each year, the Company will prepare a royalty statement and calculate and pay the total royalty payable to Mr. Cramer for such year. To the extent the annual royalty amount exceeds the total monthly draw we paid during the period, then such excess amount will be paid to Mr. Cramer. To the extent the total monthly draws paid during the period exceed the annual royalty amount, such excess (up to a maximum of $500,000) shall be recoverable by the Company as set forth in the agreement. In addition, during the term of the Employment Agreement, the Company will pay Mr. Cramer an annual license fee in the amount of $300,000 for the use of his name and likeness, payable in four equal installments of $75,000 on each of January 1, April 1, July 1 and October 1.

Effective January 2, 2018, Mr. Cramer will be granted restricted stock units (“RSUs”) under the Company’s 2007 Performance Incentive Plan covering 1,000,000 shares of the Company’s Common Stock. The RSUs will be payable in shares of Common Stock and will vest and become payable as to 25% of the shares in four equal installments on December 31 of each of 2018, 2019, 2020 and 2021, respectively, subject to Mr. Cramer’s continued service through each such vesting date and other terms as set forth in the applicable award agreement. Upon (i) the consummation of a “change of control” of the Company, (ii) a termination of Mr. Cramer’s employment by the Company without “cause” or (iii) Mr. Cramer’s resignation for “good reason” (as such terms are defined in the Employment Agreement or the award agreement, as applicable), all of the unvested RSUs held by Mr. Cramer will become fully vested.

Mr. Cramer has agreed that, during the term of the Employment Agreement and, if, during the term of the Employment Agreement, either the Company terminates Mr. Cramer’s employment for cause or Mr. Cramer resigns without good reason, for a period of 18 months following such termination of employment, Mr. Cramer will not author articles or columns for any other digital financial publication that competes with the Company without first obtaining the Company’s consent. In addition, subject to certain exceptions, during the term of the Employment Agreement and for a period of 18 months after the cessation of his employment, he will not solicit for employment, in any business enterprise or activity, any person who was employed by the Company during the six months prior to the cessation of his employment.

The Employment Agreement may be terminated by the Company for cause, by Mr. Cramer for good reason, upon Mr. Cramer’s death or disability, upon the dissolution or liquidation of the Company, or by Mr. Cramer for specified events provided under the employment agreement.

In determining Mr. Cramer’s compensation, the Company’s Compensation Committee engaged Frederick W. Cook, as its independent compensation consultant. Among other things, the Company and its consultant considered:

•	Mr. Cramer’s unique role as the founder of the Company;
•	his status as a well-known American television personality and author of financial advice;
•	his development of the Company’s brand; and
•	the competitive pay for similarly situated individuals.

The Compensation Committee determined that the total compensation that may be paid to secure Mr. Cramer’s services over the next four years is necessary and appropriate.

Other than as described above, the provisions of Mr. Cramer’s prior employment agreement generally continue. The foregoing description of the Employment Agreement is qualified in its entirety by the Employment Agreement, to be filed at a later date.

Item 3.02	Unregistered Sales of Equity Securities.

The information relating to the Exchange Transaction and the Financing Transaction disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Common Stock to the TCV Holders and the Investors have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The TCV Holders and the Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Financing Transaction and pursuant to the terms of the Purchase Agreement, Kevin M. Rendino was appointed to the Company’s Board of Directors as a Class I director of the Company with a term expiring at the Company’s 2018 annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Rendino was appointed to the Board pursuant to a contractual provision in the Purchase Agreement which provides that so long as the Investors continue to own all shares purchased in the Financing Transaction than the Investors shall have the right to designate one member of the Board of Directors. Except as noted above, there are no transactions involving Mr. Rendino that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Rendino, age 51, is a financial services leader with three decades of Wall Street experience and expertise in capital markets, value investing and global equity markets. For over twenty years (1988 2012), Mr. Rendino worked on one fund, the Basic Value Fund, with a consistent Graham and Dodd focus, at the same firm – BlackRock/Merrill Lynch. He was the Value team leader, overseeing 11 funds and $13B in assets, a member of Blackrock’s Leadership Committee and a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. For the entirety of his money management career at BlackRock/Merrill Lynch, Mr. Rendino ranked in the top quartile and beat the competitor average and the SPX by over 100 basis points. He received numerous Lipper awards for Investment Excellence during his tenure. From 2012 to 2016, Mr. Rendino served as Chairman and Chief Executive Officer of RGJ Capital, where he led a Graham and Dodd approach to value investing. His team focused on a blend of long-only ideas and pair trades when a statistical anomaly and inconsistency between two variables are identified. Mr. Rendino, has served as Chairman and Chief Executive Officer of 180 Degree Capital since March 2017. He has served as a member of the Board of 180 Degree Capital since June 2016. Since early 2016, Mr. Rendino has served on the board of directors of Rentech Inc., a global wood fiber company. In 1988, Mr. Rendino graduated in 1988 from the Carroll School of Management at Boston College (B.S.).

Pursuant to the Company’s director compensation policy, Mr. Rendino is entitled to receive the following compensation for his service as a director: (i) an annual cash retainer of $30,000 for service on the Company’s Board, (ii) an annual equity award for service on the Company’s Board. Such amounts will be prorated for partial service in 2017. The Company’s non-employee director compensation policy is described in more detail in the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 19, 2017. The Company has entered into an indemnification agreement with Mr. Rendino.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On November 13, 2017, the Company filed with the Delaware Secretary of State a Certificate of Elimination of the Series B Preferred Stock, reflecting that none of the Series B Preferred Stock are outstanding and that the shares designated as such are returned to the status of authorized but unissued shares of preferred stock.

Item 7.01	Regulation FD Disclosure.

On November 13, 2017, the Company issued press releases announcing the matters covered by this Current Report on Form 8-K. A copy of these press releases are filed herewith as Exhibit 99.1 and 99.2.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 attached to this report is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Elimination of Series B Preferred Stock

10.1	Exchange Agreement, dated as of November 10, 2017.

10.2	Securities Purchase Agreement, dated as of November 10, 2017.

10.3	Registration Rights Agreement, dated as of November 10, 2017.

99.1	Press Release of TheStreet, Inc. dated November 13, 2017 relating to the Exchange Transaction and Financing Transaction (furnished herewith pursuant to Item 7.01).

99.2	Press Release of TheStreet, Inc. dated November 13, 2017 relating to New Employment Agreement with James Cramer (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC.

Date: November 13, 2017	By:	/s/ Eric Lundberg
Eric Lundberg
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination of Series B Preferred Stock

10.1	Exchange Agreement, dated as of November 10, 2017.

10.2	Securities Purchase Agreement, dated as of November 10, 2017.

10.3	Registration Rights Agreement, dated as of November 10, 2017.

99.1	Press Release of TheStreet, Inc. dated November 13, 2017 relating to the Exchange Transaction and Financing Transaction (furnished herewith pursuant to Item 7.01).

99.2	Press Release of TheStreet, Inc. dated November 13, 2017 relating to New Employment Agreement with James Cramer (furnished herewith pursuant to Item 7.01).

-7-